Exhibit 10.23

ELEDON PHARMACEUTICALS, INC.

December 30, 2023

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Re: Amendment to Stock Option Agreement

Dear [ ],

You and Eledon Pharmaceuticals, Inc. (“we,” “us,” or the “Company”) have mutually agreed to enter into this letter agreement (the “Agreement”) in order to document an amendment to your outstanding stock option agreement, effective as of the date hereof (the “Effective Date”).

You were granted an option to purchase [ ] shares of the common stock of the Company under the Company’s 2020 Long Term Incentive Plan (the “Plan”) on May 1, 2023 (the “Award”) pursuant to a Stock Option Agreement (the “Award Agreement”). Capitalized terms used and not otherwise defined in this Agreement will have the meanings set forth for such terms in the Award Agreement. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has approved an amendment to the Award Agreement, and you hereby agree, to amend the Award Agreement as of the Effective Date as set forth below.

1. Section 2(B) is hereby replaced in its entirety with the following:

B) Performance-Based Vesting Requirements. Subject to satisfying the Time-Based Vesting Requirements, the Option shall vest and become exercisable if the Company also achieves certain funding levels related to that certain Securities Purchase Agreement, dated as of April 28, 2023, by and between the Company and the purchasers identified on the signature pages thereto (the “Securities Purchase Agreement”) (the “Performance-Based Vesting Requirements”) set forth below. With respect to this Section 2(B) only, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

i) The Performance-Based Vesting Requirements applicable to twenty-seven percent (27%) of the Shares subject to the Option (the “Second Closing Shares”) relate to the funding terms governing the Second Closing set forth in Section 2.1(b) of the Securities Purchase Agreement, and will be satisfied as set forth below.

a) Upon the Second Closing, a full or prorated amount of the Second Closing Shares shall vest based on the percentage of funding achieved relative to the total funding opportunity represented by the purchasers’ Second Closing Subscription Amounts, rounded up to the nearest decile if achieved funding exceeds any prior decile achieved (e.g. if the Second Closing is 71% funded, 80% of the Second Closing Shares will vest); and

b) Upon the Second Closing Date, the Performance-Based Vesting Requirements applicable to the Second Closing Shares shall vest in full.

ii) The Performance-Based Vesting Requirements applicable to fifty-three percent (53%) of the Shares subject to the Option (the “Third Closing Shares”) relate to the funding

Exhibit 10.23

terms governing the Third Closing set forth in Section 2.1(c) of the Securities Purchase Agreement, and will be satisfied as set forth below.

a) Upon the Third Closing, a full or prorated amount of the Third Closing Shares shall vest based on the percentage of funding achieved relative to the total funding opportunity represented by the purchasers’ Third Closing Subscription Amounts, rounded up to the nearest decile if achieved funding exceeds any prior decile achieved (e.g. if the Third Closing is 71% funded, 80% of the Third Closing Shares will vest); and

b) Upon the Third Closing Date, the Performance-Based Vesting Requirements applicable to the Third Closing Shares shall vest in full.

2. Section 2(D) is hereby replaced in its entirety with the following:

D) In addition to any accelerated vesting provided for in Participant’s Service Agreement:

i) If the Participant’s employment with the Company is terminated by the Company without “Cause” or by the Participant for “Good Reason” (in each case as defined below), 100% of the Shares subject to the Option (and for these purposes ignoring the level of achievement of the Performance-Based Vesting Requirements) shall accelerate and become vested on the date that the Participant’s executed release of claims in favor of the Company (in a form provided by the Company) becomes effective and irrevocable; and

ii) Upon the consummation of a Change in Control, 100% of the Shares subject to the Option (and for these purposes ignoring the level of achievement of the Performance-Based Vesting Requirements) shall accelerate and become vested.

Except as modified above, the provisions of the Award Agreement remain in full force and effect.

We appreciate your service to the Company. Please sign where indicated below to confirm your agreement to the terms of this Agreement.

ELEDON PHARMACEUTICALS, INC.

____________________________________________

By: Paul Little

Title: Chief Financial Officer

Accepted and Agreed:

By: _____________________________

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